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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     This Joint Filing Agreement (this "Agreement") is made as of February 28, 2003, between The Naomi A. Coyle Trust and Michael H. Dempsey (collectively, the "Joint Filers").

                             Background Information
                             ----------------------

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Joint Filers desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing.

                             Statement of Agreement
                             ----------------------

     The Joint Filers hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

     1. The Schedule 13D with respect to the shares of Common Stock, without par value, of Greif Bros. Corporation (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

     2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein contained.

     3. Each of the Joint Filers is responsible for the timely filing of
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; provided, however, that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                                          THE NAOMI A. COYLE TRUST


                                          /s/ Michael H. Dempsey, Trustee
                                          --------------------------------------
                                              Michael H. Dempsey, Trustee of the
                                              Naomi A. Coyle Trust

                                          /s/ Michael H. Dempsey
                                          --------------------------------------
                                              Michael H. Dempsey